UNITED STATES

SECURITIES and EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported) July 31, 2006

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

000-24272

(Commission File Number)

DELAWARE

(State or other jurisdiction of incorporation)

11-3209278

(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 Regulation FD Disclosure.

Flushing Financial Corporation’s President and Chief Executive Officer, John R. Buran, and its Senior Vice President and Chief Financial Officer, David W. Fry, will be making a presentation at the Keefe, Bruyette & Woods 2006 Honor Roll and Seventh Annual Community Bank Investor Conference on Wednesday, August 2, 2006. Included in the presentation will be a graph disclosing the note rate on loans originated, and the yield on the mortgage loan portfolio without prepayment penalty income, by quarter, beginning with the quarter ended March 31, 2004 and ending with the quarter ended June 30, 2006. This information is presented in the following table.

Quarter Ended	Note Rate on Mortgage Loans Originated	Yield on Mortgage Loan Portfolio Without Prepayment Penalty Income
March 31, 2004	6.19%	6.98%
June 30, 2004	6.12%	6.82%
September 30, 2004	6.33%	6.67%
December 31, 2004	6.27%	6.61%
March 31, 2005	6.17%	6.58%
June 30, 2005	6.23%	6.52%
September 30, 2005	6.58%	6.51%
December 31, 2005	6.90%	6.52%
March 31, 2005	7.17%	6.55%
June 30, 2005	7.38%	6.59%

Item 9.01(c). Exhibits

99.1. Press release of Flushing Financial Corporation, dated July 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: August 1, 2006	By:	/s/ David W. Fry
David W. Fry
	Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
99.1	Press release of Flushing Financial Corporation,
dated July 31 2006